Exhibit 3.25

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – 15815 25TH AVENUE, LLC”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF OCTOBER, A.D. 2007, AT 4:59 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4441353 8100	AUTHENTICATION:	6080432
071122236	DATE:	10–17–07

State of Delaware Secretary of State Division of Corporations Delivered 05:57 PM 10/16/2007 FILED 04:59 PM 10/16/2007 SRV 071122236 – 4441353 FILE

CERTIFICATE OF FORMATION

OF

WELLS REIT II – 15815 25TH AVENUE, LLC

The undersigned, in order to form Wells REIT II – 15815 25th Avenue, LLC, as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.         The name of the limited liability company is:

Wells REIT II – 15815 25th Avenue, LLC

2.         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 16, 2007.

/s/ Lucy M. Bowman
Lucy M. Bowman Authorized Person